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                                                                      EXHIBIT 5

                                December 31, 1997

C3, Inc.
3800 Gateway Boulevard, Suite 310
Morrisville, North Carolina  27560

         Re:      1996 Stock Option Plan of C3, Inc. and
                  1997 Omnibus Stock Plan of C3, Inc.

Ladies and Gentlemen:

         We have served as counsel for C3, Inc. (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of 1,377,045 shares of its common stock, no par value (the "Shares"), which are proposed to be offered and sold pursuant to the (1) 1996 Stock Option Plan of C3, Inc., as amended; (2) 1997 Omnibus Stock Option Plan of C3, Inc., as amended (individually, a "Plan" and collectively, the "Plans"); and (3) certain options issued to consultants performing services on behalf of the Company prior to adoption of the Plans pursuant to certain option agreements (the "Agreements"), and pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary. We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of North Carolina.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the respective Plan or Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.


                                       WOMBLE CARLYLE SANDRIDGE & RICE
                                       A PROFESSIONAL LIMITED LIABILITY COMPANY


                                       By:     /s/ CYRUS M. JOHNSON, JR.
                                       -----------------------------------------
                                       Name:       CYRUS M. JOHNSON, JR.
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